Exhibit 99.2

2U, Inc. Announces Proposed Public Offering of Common Stock

LANHAM, Md. — August 5, 2020—2U, Inc. (Nasdaq: TWOU) (“2U”), a global leader in education technology, today announced that it is commencing a registered public offering of $300,000,000 of its common stock. In connection with the offering, 2U intends to grant the underwriter a 30-day option to purchase up to $45,000,000 additional shares of common stock.

Morgan Stanley is acting as sole underwriter in connection with the offering, and may offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Global Select Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

2U intends to use the net proceeds from the offering for working capital and other general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. However, 2U has not designated any specific uses and has no current agreement with respect to any acquisition or strategic transaction.

2U previously filed an automatically effective registration statement (including a prospectus) relating to these securities with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents filed with the SEC for more information about 2U and this offering. You may obtain these documents free of charge by visiting the SEC’s website at www.sec.gov. A copy of the prospectus and any prospectus supplement related to the offering may be obtained from Morgan Stanley by mail at Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release does not and shall not constitute an offer to sell or a solicitation of an offer to buy any shares of 2U’s common stock, nor shall there be any offer, solicitation or sale of such shares, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About 2U, Inc.

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 435 digital and in-person educational offerings, including graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with its partners, 2U has positively transformed the lives of more than 245,000 students and lifelong learners.

Forward-Looking Statements

This press release contains forward-looking statements regarding the offering of the shares, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the closing of the offering and the anticipated use of the net proceeds from the offering, are forward-looking statements. 2U has based these forward-looking statements on its current expectations and projections about future events as of the date of this press release. 2U undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to, risks related to the offering of the shares, market risks and uncertainties and the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in 2U’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by risks and uncertainties under the heading “Risk Factors” in 2U’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and 2U’s other filings with the SEC. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U’s management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

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Contact Information

Media: Glenda Felden, 2U, Inc., media@2U.com

Investor Relations: Ed Goodwin, 2U, Inc., egoodwin@2U.com